RESTATED PURCHASE AGREEMENT


                            LAKE SHORE VILLAS, INC.,
                              a Florida corporation

                       THE INN AT LAKESHORE VILLAS, LTD.,
                          a Florida limited partnership

                                       and

                       LAKESHORE VILLA HEALTH CARE, LTD.,
                          a Florida limited partnership

                          (collectively, the "Sellers")

                                       and

                             SENIOR CARE GROUP, INC.
                      a Pennsylvania non-profit corporation


                       HEIGHTS HEALTHCARE COMPANY, L.L.C.


                COMMUNITY ACQUISITION AND DEVELOPMENT CORPORATION
                             a Delaware corporation

                              CAX LAKESHORE, L.L.C.

                                       and

                           LAKESHORE UTILITIES, L.L.C.


                         (collectively, the "Purchaser")


                                 April 20, 1998






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                                TABLE OF CONTENTS

                                                                            Page


                                    Article I

                                ASSETS TO BE SOLD

Section 1.01.     Assets to be Sold..........................................  2
Section 1.02.     Assets Excluded from Sale..................................  3
Section 1.03.     Assumed Contracts..........................................  3
Section 1.04.     Excluded Liabilities.......................................  3


                                   Article II

                                PURCHASE AND SALE

Section 2.01.     Purchase and Sale..........................................  4


                                   Article III

                          PURCHASE PRICE, PAYMENT TERMS

Section 3.01.     Purchase Price of Assets and Allocation....................  4
Section 3.02.     Payment....................................................  4


                                   Article IV

                  TITLE INSURANCE, SURVEY AND INSPECTION PERIOD

Section 4.01.     Title Insurance and Survey.................................  5


                                    Article V

              REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLERS

Section 5.01.     Binding Contracts..........................................  8
Section 5.02.     Ownership and Title to the Premises........................  8
Section 5.03.     Matters of Survey..........................................  9
Section 5.04.     Compliance with Laws.......................................  9
Section 5.05.     Insurance Policies.........................................  9
Section 5.06.     Assumed Contracts..........................................  9
Section 5.07.     Condemnation...............................................  9
Section 5.08.     No Violation...............................................  9



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Section 5.09.     Performance of Obligations.................................  9
Section 5.10.     Taxes......................................................  9
Section 5.11.     Maintenance of Inventory................................... 10
Section 5.12.     Sellers' Cooperation....................................... 10
Section 5.13.     Recapture of Depreciation or Other Assessments............. 10
Section 5.14.     Licensure.................................................. 10
Section 5.15.     Investigations............................................. 10
Section 5.16.     Judgments.................................................. 10
Section 5.17.     Contracts.................................................. 10
Section 5.18.     Taxes...................................................... 10
Section 5.19.     Employees.................................................. 11
Section 5.20.     Trade Names................................................ 11
Section 5.21.     Licensure Standards and Permits............................ 11
Section 5.22.     Normal Operations.......................................... 11
Section 5.23.     Pending Litigation......................................... 11
Section 5.24.     Homeowners' Association Notification....................... 11
Section 5.25.     Full Disclosure............................................ 11
Section 5.26.     Medicare; Medicaid......................................... 11
Section 5.27.     Survival of Representations and Warranties................. 12


                                   Article VI

             REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER

Section 6.01.     Organization............................................... 12
Section 6.02.     Enforceability............................................. 12
Section 6.03.     No Violation............................................... 12
Section 6.04.     Broker..................................................... 12
Section 6.05.     Absence of Litigation...................................... 12
Section 6.06.     Unsolicited Offer.......................................... 13
Section 6.07.     Survival of Representations and Warranties................. 13


                                   Article VII

                      CONDITIONS TO PURCHASER'S OBLIGATIONS

Section 7.01.     Performance by the Sellers................................. 13
Section 7.02.     Production of Records...................................... 13
Section 7.03.     Representations and Warranties True at Closing............. 13
Section 7.04.     No Material Changes........................................ 14
Section 7.05.     Delivery of Documents...................................... 14
Section 7.06.     Opinion of Counsel......................................... 14


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                                  Article VIII

                       CONDITIONS TO SELLERS' OBLIGATIONS

Section 8.01.     Representations and Warranties True at Closing............. 15
Section 8.02.     Compliance with the Agreement.............................. 15
Section 8.03.     Government Approvals....................................... 15


                                   Article IX

                                     CLOSING

Section 9.01.     Closing Date............................................... 15
Section 9.02.     Delivery of Documents by Sellers........................... 16
Section 9.03.     Delivery of Documents by Purchaser......................... 17
Section 9.04.     Prorations................................................. 17
Section 9.05.     Expenses and Costs of Premises............................. 17
Section 9.06.     Brokers' Fees and Finders' Fees............................ 17
Section 9.07.     Accounts Receivable/Payable; Accounting, Services.......... 17
Section 9.08.     Security Deposits and Patient Assets....................... 18
Section 9.09.     Commission Due Broker...................................... 18
Section 9.10.     Taxes...................................................... 18
Section 9.11.     Employees.................................................. 18
Section 9.12.     Retention of Employees..................................... 19
Section 9.13.     Possession................................................. 19
Section 9.14.     Personnel Records.......................................... 19
Section 9.15.     Provider Number............................................ 19
Section 9.16.     Utility Services........................................... 19
Section 9.17.     Procedure Relating to Motor Vehicles....................... 19
Section 9.18.     Other Actions and Instruments.............................. 19
Section 9.19.     Letter of Credit........................................... 20


                                    Article X

                                  RISK OF LOSS

Section 10.01.    Risk of Loss............................................... 24


                                   Article XI

                                     DEFAULT

Section 11.01.    Default by Sellers......................................... 24
Section 11.02.    Default by Purchaser....................................... 24


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                                   Article XII

                         INDEMNIFICATION AND ARBITRATION

Section 12.01.    By Purchaser............................................... 25
Section 12.02.    By Sellers................................................. 25
Section 12.03.    Claim for Indemnification.................................. 25
Section 12.04.    Successors and Assigns..................................... 25
Section 12.05.    Arbitration................................................ 26
Section 12.06.    Payment of Claims.......................................... 28
Section 12.07.    Survival of Representations and Warranties................. 28


                                  Article XIII

                                     RECORDS

Section 13.01.    Records.................................................... 28


                                   Article XIV

                                  MISCELLANEOUS

Section 14.01.    Appraisals................................................. 29
Section 14.02.    Confidentiality............................................ 29
Section 14.03.    Notices.................................................... 29
Section 14.04.    Governing Law.............................................. 30
Section 14.05.    Waiver..................................................... 30
Section 14.06.    Captions................................................... 31
Section 14.07.    Entire Agreement........................................... 31
Section 14.08.    Agreement Binding on Assign................................ 31
Section 14.09.    Counterparts............................................... 31
Section 14.10.    Further Assurances......................................... 31
Section 14.11.    Exhibits................................................... 31
Section 14.12.    Assignment................................................. 32
Section 14.15.    Time of Essence............................................ 32
Section 14.16.    Non-Competition............................................ 33
Section 14.17.    No Assumption of Liabilities............................... 33
Section 14.18.    Material Adverse Changes................................... 33
Section 14.19.    Effective Date............................................. 33
Section 14.20.    Notices to Appropriate State Agencies...................... 33
Section 14.21.    No Recordation of Agreement................................ 33
Section 14.22.    Transactional Expenses..................................... 33
Section 14.23.    Exclusive Jurisdiction..................................... 33
Section 14.24.    Waiver..................................................... 33
Section 14.25.    Public Announcements....................................... 34


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Section 14.26.    Complete Agreement......................................... 34
Section 14.27.    Radon Disclosure........................................... 34
Section 14.28.    Gender; Number............................................. 34
Section 14.29.    Headings................................................... 34
Section 14.30.    Counterparts............................................... 34
Section 14.31.    Escrow Agreement........................................... 34


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                           RESTATED PURCHASE AGREEMENT


         THIS RESTATED PURCHASE AGREEMENT (the "Agreement") is made effective as of the 20th day of April, 1998 by and between HEIGHTS HEALTHCARE COMPANY, L.L.C. ("HHCC"), COMMUNITY ACQUISITION AND DEVELOPMENT CORPORATION ("Community Acquisition"), CAX LAKESHORE, L.L.C. ("CAX"), LAKESHORE UTILITIES, L.L.C. ("Utility LLC") and SENIOR CARE GROUP, INC. ("Senior Care") (collectively, the "Purchaser"), and (i) LAKE SHORE VILLAS, INC., a Florida corporation, (ii) THE INN AT LAKESHORE VILLAS, LTD., a Florida limited partnership, and (iii) LAKESHORE VILLA HEALTH CARE, LTD., a Florida limited partnership, (collectively, the "Sellers").

                              W I T N E S S E T H :

         WHEREAS, Lake Shore Villas, Inc. is the owner of a 290-lot mobile home park and two commercial lots located on U.S. 41 at Sinclair Hills Road and North Florida Avenue, The Inn at Lakeshore Villas, Ltd., is the owner of a 120-unit (156 bed) adult congregate living facility ("ACLF") and Lakeshore Villa Health Care, Ltd. is the owner of a 179-bed nursing home (the "Nursing Home") located in Hillsborough County, Tampa, Florida (collectively, the "Premises"), and more particularly described in Exhibit 1.01(a) attached hereto and incorporated herein by reference;

         WHEREAS, the ACLF and Nursing Home forming a part of the Premises are presently licensed and authorized under the applicable laws, rules and regulations of the State of Florida to provide assisted living care and skilled nursing services and facilities, respectively, for their residents;

         WHEREAS, Sellers have agreed to sell the Premises, together with all improvements thereon and the assets owned by Sellers described herein used in the operation of the ACLF, the Nursing Home and the Mobile Home Park, and Purchaser has agreed to purchase the same upon the terms and conditions hereinafter set forth;

         WHEREAS, Heights Healthcare Company, L.L.C. ("HHCC") and the Sellers entered into this Agreement on April 20, 1998, as amended by the First Amendment to Purchase Agreement dated July 20, 1998, the Second Amendment to Purchase Agreement dated August 5, 1998, the Third Amendment to Purchase Agreement dated September 30, 1998, the Fourth Amendment to Purchase Agreement dated November 12, 1998, the Fifth Amendment to Purchase Agreement dated December 30, 1998 and the Sixth Amendment to Purchase Agreement dated January 31, 1999;

         WHEREAS, HHCC has assigned or will assign its right to purchase the mobile home park, including the "Manning Drive Assets" (together the "Mobile Home Park") to CAX, an affiliate of Community Acquisition (Community Acquisition and CAX collectively referred to herein as "CADC"); HHCC has assigned or will assign its right to purchase the Sewer Plant to the Utility LLC; HHCC has assigned or will assign its right to purchase the two commercial parcels commonly referred to as Parcel III (E and F) as more particularly described in
Exhibit 1.01(a) of the Purchase Agreement (the "Commercial Parcels") to Florida Avenue Limited Partnership ("FALP"); HHCC has assigned its right to purchase the ACLF to Lakeshore Villas Joint Venture (the "ACLF Joint Venture"); and HHCC has assigned its right to purchase the Nursing Home to Lakeshore Villas Health Care Center Joint Venture (the "Nursing Home Joint Venture");

         WHEREAS, HHCC and the ACLF Joint Venture have terminated the assignment by HHCC to the ACLF Joint Venture of the right to purchase the ACLF, and HCC and the Nursing Home Joint Venture have terminated the assignment by HHCC to the Nursing Home Joint Venture of the right to purchase the nursing home;

         WHEREAS, HHCC has assigned its right to purchase the ACLF and the Nursing Home to Senior Care Group, Inc. ("Senior Care"); and

         WHEREAS, Purchaser and Sellers desire to restate this Agreement as of the 31st day of January 1999 in order to incorporate the amendments to the Agreement as set forth in the First through Sixth Amendments to Purchase Agreement and to define further the obligations of CADC as the purchaser of the Mobile Home Park, including the Sewer Plant, the obligations of FALP as Purchaser of the Commercial Parcels and the obligations of Senior Care as the purchaser of the ACLF and the Nursing Home.

         NOW, THEREFORE, in consideration of the foregoing recitals, which constitute a material element of this Agreement, and mutual covenants and agreements herein contained, the parties do hereby covenant and agree as follows:

                                   Article I

                                ASSETS TO BE SOLD

         Section 1.01 Assets to be Sold. The Sellers shall sell and the Purchaser, or its assigns, shall buy the following real and personal property (collectively the "Assets"):

                  (a) The Premises described in Exhibit 1.01(a), including the following improvements:

                           (i) the  Mobile  Home  Park  consisting  of 290  lots
                  including the "Manning Drive Assets" which is leased and operated as an adult congregate living facility, the Sewer Plant (as defined below) and the Commercial Parcels;

                           (ii) the  ACLF,  consisting  of 120  units/156  beds,
                  operating as a licensed adult congregate care facility; and

                           (iii) the Nursing Home, operating as a skilled nursing facility for 179 beds.

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

                  (b) All of Sellers' tenements, hereditaments, easements and rights appurtenant to the Premises including, but without limiting the generality thereof, all of the Sellers' rights, titles and interests in and to streets, alleys or other public ways adjacent to the Premises, all utilities operated, easements for public utilities, the sewer plant, all sewers and service drainage systems and easements, all rights, of connection to the sewers, cable TV system, and all rights of ingress and egress, on the terms conditions and covenants hereinafter set forth;

                  (c) Except as provided in Section 1.02, all personal property located on the Premises including, but not limited to, all furniture, furnishings, fixtures, equipment, patient records, inventory and supplies, including but not limited to dishes, silverware, utensils, lawn and garden machinery, maintenance equipment and tools, computer software and vehicles owned by Sellers and used in connection with the operation of the Premises, which property is listed in Exhibit 1.01(c) (hereafter collectively referred to as the "Personalty");

                  (d) All of Sellers' leases, contracts and agreements relating to the operation of the Premises described in Exhibit 1.01(d), attached hereto and incorporated herein which leases contracts and agreements shall constitute the "Assumed Contracts";

                  (e) Sellers' interest in and to the trade names by which any of the Premises are known;

                  (f)  Any   warranties  in  existence  to  the  premises,   the
         Personalty and the Assumed Contracts; and

                  (g) All goodwill associated with Sellers.

         Section 1.02.  Assets  Excluded from Sale. The Assets listed in Exhibit
1.02 shall not be sold and shall remain the property of Sellers (the "Excluded Assets").

         Section 1.03. Assumed Contracts. At closing Sellers shall assign to Purchaser and Purchaser shall assume the leases, contracts and agreements set forth in Exhibit 1.01(d) (collectively, the "Assumed Contracts"), and shall agree to perform and pay when due and owing all debts, liabilities and obligations under all of the Assumed Contracts, accruing from and after the Closing Date.

         Section 1.04. Excluded Liabilities. It is expressly understood by the parties that Purchaser is acquiring from Sellers only the Assets and Assumed Contracts. Except as specifically set forth in this Agreement, Sellers shall retain and agree to perform and pay when owing, or on other terms satisfactory to Purchaser and Sellers, all debts, liabilities, and obligations arising out of Sellers' operation of the Premises prior to the Closing Date (as defined in
Section 9.01), including, but not limited to, accounts payable, accrued liabilities, deferred compensation arrangements, pension plans and labor agreements, and any income tax liabilities arising out of the operation of the Premises prior to the Closing Date, or which may be due and owing, or become due and owing, by Sellers with respect to or on account of the transactions


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

contemplated by this Agreement. Purchaser is not acquiring, and shall not be responsible for any of Sellers' liabilities or obligations except as set forth specifically in this Agreement.

                                   Article II

                                PURCHASE AND SALE

         Section 2.01. Purchase and Sale. Sellers agree to sell and convey the Assets to Purchaser, and Purchaser agrees to purchase the Assets from Sellers, subject to the terms and conditions set forth herein.

                                  Article III

                          PURCHASE PRICE, PAYMENT TERMS

         Section 3.01. Purchase Price of Assets and Allocation. Subject to the adjustments set forth herein, Purchaser, or its assigns, shall pay to Sellers, as the total Purchase Price for all the Assets purchased, the sum of THIRTY-FOUR MILLION TWO HUNDRED AND FIFTY THOUSAND DOLLARS ($34,250,000) (the "Purchase Price"), to be allocated in accordance with Exhibit 3.01 attached hereto and made part hereof.

         Section 3.02. Payment. Subject to conditions, representations and warranties of Sellers as contained herein, payment of the Purchase Price for the Assets shall be made by the Purchaser to the Sellers as follows:

                  (a) Deposit. On the execution of this Agreement, the sum of ONE HUNDRED THOUSAND DOLLARS ($100,000) (the "Deposit") shall be deposited into an interest bearing escrow account with Chicago Title Insurance Company (or other title insurance company acceptable to Seller) ("Escrow Agent") as a Deposit under this Agreement which sum shall be increased by the amount set forth in Section 9.01 hereof in the event the Purchaser elects to extend the Closing Date as provided in Section 9.01. The parties hereby acknowledge that Purchaser has deposited additional earnest money in the amount of ONE HUNDRED THOUSAND DOLLARS ($100,000) (the "Additional Deposit"). At the Park Closing (as defined in Section 9.01), the Escrow Agent shall deliver TWENTY-FIVE THOUSAND DOLLARS ($25,000) of the Deposit to CADC. At the ACLF/NH Closing (as defined in Section 9.01), the Escrow Agent shall deliver SEVENTY-FIVE THOUSAND DOLLARS ($75,000) of the Deposit to HHCC, provided that, CADC has received reimbursement in full for the advancement of the initial deposit and other out-of-pocket expenses pursuant to Section 14.13 of this Agreement, and shall deliver the remainder of the Deposit and shall deliver the Additional Deposit to the ACLF Joint Venture and the Nursing Home Joint Venture. In the event that CADC has not received reimbursement in full for the advancement of the initial deposit and other out-of-pocket expenses pursuant to
         Section 14.14 of this Agreement, the Escrow Agent shall deliver SEVENTY-FIVE THOUSAND DOLLARS ($75,000) of the Deposit to CADC at the ACLF/NH Closing Date unless HHCC and CADC notify Sellers otherwise at least five (5) business days prior to the ACLF/NH Closing Date. The Deposit and the Additional Deposit are non-refundable except as


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

         otherwise provided herein or upon Seller's default.

                  (b) Extension Fee. The parties hereby acknowledge that Purchaser has delivered to Sellers an extension fee in the amount of THREE HUNDRED THOUSAND DOLLARS ($300,000). In the event that the Park Closing Date and the ACLF/NH Closing Date occurs on or before June 30, 1999, Sellers hereby agree to deliver the extension fee of ONE HUNDRED THOUSAND DOLLARS ($100,000) on the ACLF/NH Closing Date to the ACLF Joint Venture and the Nursing Home Joint Venture. In the event that the Park Closing Date and the ACLF/NH Closing Date is on or before April 30, 1999, the extension fee in the amount of TWO HUNDRED THOUSAND DOLLARS ($200,000) shall be delivered on the ACLF/NH Closing Date by Sellers to the ACLF Joint Venture and the Nursing Home Joint Venture. However, in the event that the ACLF/NH Closing Date does not occur on or before April 30, 1999, the payment by Purchaser of the additional TWO HUNDRED THOUSAND DOLLARS ($200,000) as an extension fee shall not be delivered to the ACLF Joint Venture and/or the Nursing Home Joint Venture, shall not be credited to the cash to be paid at closing by
         Purchaser and shall be deemed by the parties as additional consideration for the extension of the Closing Date.

                  (c) Cash at the Park Closing. At the Park Closing, subject to the adjustments herein provided for, CADC shall deliver to Sellers the sum of EIGHT MILLION DOLLARS ($8,000,000) by certified check or federal wire transfer. Credits and debits on the closing statement, and additions to the Purchase Price required hereunder, will adjust the cash at closing.

                  (d) Cash at the ACLF/NH Closing. At the ACLF/NH Closing, subject to the adjustments herein provided for, Senior Care shall deliver to Sellers the sum of TWENTY-SIX MILLION TWO HUNDRED AND FIFTY THOUSAND DOLLARS ($26,250,000) by certified check or federal wire transfer. Credits and debits on the Closing Statement and additions to the Purchase Price required hereunder, will adjust the cash at Closing.

                                   Article IV

                  TITLE INSURANCE, SURVEY AND INSPECTION PERIOD

         Section 4.01. Title Insurance and Survey. Sellers shall convey good and marketable title at the closing to the Premises described on Exhibit 1.01(a) such title to be insurable by a Chicago Title Insurance Company, Attorneys' Title Insurance Company, or another recognized title insurance company licensed to do business in the State of Florida, at its usual insurance premium rates without exception other than the usual printed form exceptions and the Permitted Exceptions, as hereinafter defined. The matters described on Exhibit 4.01 and additional matters which are expressly described as permitted title exceptions elsewhere in this Agreement shall be the "Permitted Exceptions." As soon as


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

practicable after the execution of this Agreement, but not less than thirty (30) days after the date of this Agreement, Sellers shall provide, at their expense an owner's title insurance commitment (the "Title Commitment") in favor of the Purchaser showing title to the Real Property to be free and clear of all liens and encumbrances of any kind except those indicated in Exhibit 4.01. The Title Commitment shall be for an amount equal to that portion of the Purchase Price allocated to real property and the improvements thereon, as provided in Exhibit
3.01. Purchaser shall order a current survey at Purchaser's expense. Sellers shall deliver to Purchaser its most recent survey at the time Sellers deliver the Title Commitment. If any exceptions appear in the Title Commitment, other than those matters shown on Exhibit 4.01 or the standard printed exceptions and exclusions from coverage customarily contained in an ALTA Owner's Policy (as revised 10-17-92 with Florida Modifications) and that are unacceptable to Purchaser, Purchaser shall, within twenty (20) days after receipt of the Title Commitment and copies of all documents referred to therein as exceptions to title, notify Sellers in writing of such fact and the reasons therefor ("Purchaser's Title Objections"). Upon expiration of said twenty (20) day period, Purchaser shall be deemed to have accepted all exceptions to title and all other matters shown on the Title Commitment (except for Purchaser Title Objections if same are timely raised), and such exceptions shall be included in the term "Permitted Exceptions" as used herein. Notwithstanding anything to the contrary contained herein, Sellers shall have no obligation to bring any action or proceeding or otherwise to incur any expense whatsoever to eliminate or modify Purchaser's Title Objections. If Sellers are unable or unwilling to eliminate or modify Purchaser's Title Objections to the reasonable satisfaction of Purchaser, Purchaser may, as its sole and exclusive remedies, (a) terminate this Agreement by notice in writing to Sellers by the earlier to occur of (i) the Closing Date or (ii) five days following notice from Sellers that it is unwilling or unable to eliminate or modify Purchaser's Title Objections or (b) accept such title as Sellers can deliver without any reduction in the Purchase Price, in which event such uncured Purchaser's Title Objections shall be included in the term "Permitted Exceptions." If Purchaser does not elect to terminate this Agreement within the period described in the immediately preceding sentence, Purchaser shall be deemed to have accepted all exceptions to title and all other matters shown on the Title Commitment and such exceptions shall be included in the term "Permitted Exceptions." In the event of termination pursuant to this Section, the parties shall have no further rights or obligations hereunder and the Deposit shall be returned to Purchaser. In the event the Survey shows any easement, right-of-way, encroachment, conflict, protrusion or other matter affecting the Premises, other than the "Permitted Exceptions" (as hereinafter defined), that in Purchaser's reasonable opinion has a material adverse effect on the Purchaser's contemplated use of the Real Property, Purchaser shall, within twenty (20) days after receipt of the Survey and the Title Commitment and copies of all documents referred to as exceptions therein, notify Sellers in writing of such fact and the reasons therefor ("Purchaser's Survey Objections"). Upon the expiration of said twenty (20) day period, Purchaser shall be deemed to have accepted the form and substance of the Survey and all matters shown thereon (except for the Purchaser's Survey Objections if same are timely raised) and such matters shall be included in the term "Permitted Exceptions" as used herein. The parties hereby acknowledge that the twenty (20) day period referred to in the preceding sentence has expired. Sellers hereby agree to proceed in good faith to address all remaining issues concerning the form of the Title Commitment and the Survey. Nonetheless, Purchaser acknowledges that such title and survey issues and the manner in which they are addressed by Sellers, shall not constitute a basis for a refund to Purchaser of all or any part of the Deposit, or a basis for a default under this Agreement.

         Section 4.02. Inspection Period. Purchaser and Sellers hereby acknowledge that the Inspection Period expired at 5:00 p.m. EST on August 17, 1998. Notwithstanding the foregoing, Sellers hereby agree that the due diligence performed by CADC during the Inspection Period, including, but not limited to, environmental reports, property inspection (including structural reports) and survey will need to be updated by CADC prior to the Park Closing, because of the delay occasioned by the time period necessary for Senior Care to obtain financing. The costs for such additional due diligence update shall be paid by CADC. CADC and CADC's agents (including contractors, inspectors and engineers) shall have the right to enter the Mobile Home Park (including the Sewer Plant) to conduct such due diligence activities provided that reasonable notice is given to Sellers and reasonable precautions are taken to protect the Premises. Sellers agree to cooperate in connection with the foregoing and agrees that CADC and CADC's agents shall be provided, upon request, prompt access to the Mobile Home Park (including the Sewer Plant). CADC shall have until March 12, 1999 to complete all such due diligence activities and shall furnish to Sellers on or before March 12, 1999 a report describing the results of the updated due diligence investigation. All costs and expenses arising out of items and/or information revealed in the updated due diligence report shall be repaired, corrected and/or incurred on or before the Park Closing Date as provided below:

                  (a) Sellers' Obligation. Sellers shall at its sole cost and expense up to an amount not to exceed TWENTY THOUSAND DOLLARS ($20,000) either (i) repair and/or correct all of the items described in the updated due diligence report on or before the Park Closing Date and/or
         (ii) enter into an escrow agreement with CADC on the Park Closing Date whereby Sellers agree to escrow an amount equal to 125% of the costs estimated by Sellers and CADC to correct and/or repair all such items described in the updated due diligence report which are not repaired and/or corrected by Sellers prior to the Park Closing Date.

                  (b) HHCC's or Senior Care's Option. In the event that (i) the costs to repair and/or correct the items set forth in the updated due diligence report exceed TWENTY THOUSAND DOLLARS ($20,000) or (ii)
         Sellers fail to correct and/or repair the items described in the updated due diligence or refuse to escrow sufficient funds to repair and/or correct such items as set forth in Section 4.02(a) above, HHCC or Senior Care shall have the option either of (A) repairing and/or correcting such items described in the updated due diligence report on or before the Park Closing Date on behalf of Sellers or (B) entering into an escrow agreement with CADC on the Park Closing Date whereby HHCC or Senior Care agrees to escrow an amount equal to 125% of the costs estimated by CADC and HHCC or Senior Care to correct and/or repair such items described in the updated due diligence report which are not repaired and/or corrected by Sellers and/or HHCC or Senior Care prior to the Park Closing Date. Notwithstanding the foregoing, Sellers shall reimburse and promptly indemnify HHCC or Senior Care for and in respect of, and shall pay any and all costs and expenses, including attorneys' fees, incurred by HHCC or Senior Care arising in connection with the exercise by HHCC or Senior Care of its option(s) pursuant to this Section 4.02(b) provided that the total amount expended and escrowed by Sellers pursuant to Section 4.02(a) and/or reimbursed by Sellers to HHCC or Senior Care pursuant to this Section 4.02(b) shall in no event exceed TWENTY THOUSAND DOLLARS ($20,000).

                  (c) CADC's Remedy. In the event that (i) Sellers fail or refuse to fulfill their obligations as set forth in Section 4.02(a) above and (ii) HHCC or Senior Care does not exercise the option(s) set forth in Section 4.02(b) above, CADC may terminate its obligations under this Agreement (and under the Agreement to Assign, as amended, entered into by and between HHCC and Community Acquisition). In the event of such termination by CADC, HHCC agrees to reimburse immediately to CADC the deposit of ONE HUNDRED THOUSAND DOLLARS ($100,000) previously advanced by CADC pursuant to the Agreement to Assign by and between HHCC and Community Acquisition, as amended, and immediately reimburse CADC for one hundred percent (100%) of the third party out-of-pocket costs advanced by CADC in connection with the ACLF and/or the Nursing Home.

         Section 4.03. Audit of Mobile Home Park and Sewer Plant. Sellers acknowledge and agree that CADC shall have the right to hire Ernst & Young, or any other similar accounting firm, to audit the books and records of Sellers as they relate to the Mobile Home Park and the Sewer Plant on or before March 12, 1999 in order to verify the income and expenses furnished by Sellers. Sellers shall cooperate with CADC and its agents and representatives in making any applicable reports, statements or information needed by CADC available for the above stated purposes. CADC shall provide Sellers with reasonable prior notice of the audit, which shall be performed during business hours.

                                   Article V

              REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLERS

         In order to induce the Purchaser to enter into and consummate this transaction, Sellers make the following representations, warranties and covenants, each of which is deemed to be material. Any, investigations made by the Purchaser shall not relieve the Sellers from any of the matters warranted, represented and covenanted. The Sellers represent and covenant that:

         Section 5.01. Binding Contracts. The Sellers have full legal power and authority to enter into and perform this Agreement in accordance with its terms, and this Agreement has been duly and validly executed by the Sellers and, assuming due execution and delivery by the Purchaser, constitutes the Sellers' valid and binding obligation enforceable in accordance with its terms.

         Section 5.02. Ownership and Title to the Premises. Sellers (a) have and on the Closing Date will have good, marketable and indefeasible title in fee simple to the Premises described in Exhibit 1.01(a), subject only to the Permitted Exceptions; (b) have complied with all of the statutes and regulations of the State of Florida regulating the occupancy and sale of manufactured home parks, including the rights of any tenants or owners of manufactured homes on the lots owned by Sellers, and (c) have and on the Closing Date will have good and marketable title to all Personalty described in Exhibit 1.01(c).

         Section 5.03. Matters of Survey. To the best of Sellers' knowledge and belief, there exist no encroachments of buildings on adjacent property onto the Premises and no encroachments of improvements to the Premises on adjacent property.

         Section 5.04. Compliance with Laws. The Premises are being used and operated by Sellers in full compliance with all laws, ordinances and regulations including all building, zoning and insurance laws and regulations which affect the Premises and the business operations conducted thereon.

         Section 5.05. Insurance Policies. Sellers shall, up to and including the Closing Date, at their own expense, maintain all existing policies of insurance in full force and effect without change in any respect except for any policy which may expire prior to closing. Sellers know of no insurer that intends to cancel or not renew such insurance, or intends to increase the premium to be paid for such insurance, or intends to exclude any risks from such insurance which are not presently excluded, nor are Sellers aware of any facts indicating that the Assets are not insurable as presently insured.

         Section 5.06. Assumed Contracts. Exhibit 1.01(d) is a list of all service and other contracts, equipment and other leases and agreements now in effect to which the Sellers, in connection with the operation of the Premises, are subject. Sellers shall make available true and complete copies of all such agreements to Purchaser during the Inspection Period.

         Section 5.07. Condemnation. Sellers know of no completed, pending or planned condemnation action which affects or may affect, in any respect, the Premises.

         Section 5.08. No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein will (a) to Sellers' knowledge, constitute a violation of, or a default under, or conflict with, any term or provision of any agreement respecting the Sellers; or
(b) to Sellers' knowledge, constitute a violation of, default under, or conflict with, any contract, lease or other agreement to which the Sellers are a party or by which the Sellers are bound where any such violation, default or conflict would materially interfere with (i) the present business of the Sellers, or (ii) the Sellers' use of the Assets in its business.

         Section 5.09. Performance of Obligations. To the best of Sellers' knowledge, the Sellers are not in default to the extent that the Premises will be materially affected adversely under any license, permit, order, authorization, grant, contract, agreement, lease, or other document, order, law or regulation to which the Sellers are bound, and have complied in all material respects with all applicable statutes and regulations of any governmental authority having jurisdiction over it or that is applicable to its business, including, but not limited to, the regulation of sales of mobile home lots in the State of Florida and the operation of the ACLF and Nursing Home.

         Section 5.10. Taxes. Sellers have paid any and all taxes, license fees or other charges levied, assessed or imposed upon the Premises, except those which are not yet due and payable. All taxes, franchises, contributions and other charges required to be paid to governmental agencies by the Sellers with respect to their operations of the Premises up to the Closing Date will be paid as they become due, and all ad valorem, real property and tangible personal property taxes shall be prorated as of the Closing Date.

         Section 5.11. Maintenance of Inventory. Sellers will not cause or permit the level or value of their inventory of supplies to be materially diminished below the levels customarily maintained in the ordinary course of their respective business operations.

         Section 5.12. Sellers' Cooperation. Sellers shall cooperate with Purchaser and its agents and representatives in preparing any reports, statements, or information needed by Purchaser to obtain the required approvals and consents described in this Agreement. Sellers shall cooperate with the Purchaser in its efforts to obtain third-party financing.

         Section 5.13. Recapture of Depreciation or Other Assessments. All recapture of depreciation or other costs connected with the Sellers' participation in Medicare or Medicaid reimbursement programs through the Closing Date with respect to the ownership and operation of the Premises by the Sellers shall be and will remain the obligation of and shall be paid by Sellers. If, after closing, Sellers shall elect to appeal in good faith any assessment or recapture claim, and if Purchaser's future Medicare or Medicaid reimbursements would be delayed, interrupted or withheld as a result, then and in such event, Sellers agree to deposit the amount of said disputed claim into a special trust account or take such other action pending the determination of such appeal so as to permit Purchaser's future Medicare or Medicaid reimbursements to be paid promptly without interruption or delay.

         Section 5.14. Licensure. The 120-unit/156 bed ACLF and the 179-bed Nursing Home are presently licensed with the State of Florida and the Nursing Home is certified for Medicare and Medicaid.

         Section 5.15. Investigations. Except as set forth in Exhibit 5.15, Sellers are not charged with, received notice of, or so far as Sellers know, are under investigation with respect to any violation of any provision of any federal, state, or local law or administrative rule or regulation relating to the Premises, nor have Sellers received any such notice within the last three years.

         Section 5.16. Judgments. No judgments are, or will be on the Closing Date, outstanding against Sellers or the Premises which will adversely affect the Premises being conveyed.

         Section 5.17. Contracts. Sellers are not party to, nor are Sellers otherwise bound by, any contract, agreement, commitment, or undertaking pertaining to or affecting the assets or operations to be conveyed hereunder, except the Assumed Contracts expressly disclosed to Purchaser in Exhibit 1.01(d). On the Closing Date, Sellers will not be in breach of their obligations under any of the third party contracts.

         Section 5.18. Taxes. All Social Security, withholding, sales, personal property, and unemployment insurance taxes to the city, state and federal governments which are due or may become due by reason of the operation of the Premises prior to the Closing Date have been paid or will be paid when due. Sellers shall indemnify and hold Purchaser harmless from any liability for such taxes or costs or attorney's fees related thereto.

         Section 5.19. Employees. Sellers will pay, when due, all salaries, bonuses, approved vacation rights, sick pay, and other employee benefits, including severance payments, earned by and due to employees at the Premises prior to the Closing Date.

         Section 5.20. Trade Names. To the best of Sellers' knowledge and belief, Sellers have and will have at the Closing Date, the exclusive right to use the trade name "Lakeshore Villa Retirement Community" and derivatives thereof in connection with the operation of the Premises and will have the right to transfer to Purchaser the ownership of such trade name.

         Section 5.21. Licensure Standards and Permits. The Premises, including, but not limited to, the Nursing Home and ACLF, meets all standards for applicable licenses, permits and certifications for operation under applied laws and participation in the Medicare and Medicaid programs, subject to any waivers granted by governing authorities which are listed on Exhibit 5.21. Sellers have all required governmental permits to operate a mobile home park.

         Section 5.22. Normal Operations. Sellers shall be solely responsible for all financial operations of the Premises through the Closing Date, including all debts relating to those operations. Specifically, Sellers shall be responsible for all indebtedness to vendors and to Medicare for the operations of the Premises prior to the Closing Date.

         Section 5.23. Pending Litigation. Except as set forth in Exhibit 5.23, no litigation is pending or threatened against any Seller.

         Section  5.24.  Homeowners'  Association  Notification.   Sellers  have
provided the officers of Lakeshore Villa Home Owners, Inc. with the notification required by Section 723.071(2), Florida Statutes.

         Section 5.25. Full Disclosure. No representation or warranty by the Sellers in this Agreement or in any instrument, certificate or statement furnished to Purchaser pursuant to, or in connection with the transaction contemplated in this Agreement, contains or will contain any untrue statement of material fact or omits or omit to state a material fact necessary to make the statements contained in this Agreement.

         Section 5.26. Medicare; Medicaid. Except as set forth in Exhibit 5.26, Sellers presently comply and have at all times in the past compiled with all Medicare and Medicaid and Florida laws, rules, regulations and requirements in the conduct of the present business of Sellers, and Sellers have not received any notice or inquiry from any governmental authority administering any of the same, concerning or reflecting an actual or possible violation with respect to any of the foregoing laws. Further, Sellers have not received any notice from any private insurance carrier of any breach, failure or default with respect to any insurance policy.

         Section 5.27. Survival of Representations and Warranties. The representations and warranties made by the Sellers herein shall survive the closing of this Agreement and the delivery of the deed to the Premises for two years.

         EXCEPT AS SPECIFICALLY SET FORTH HEREIN, THE SELLERS ARE SELLING THE ASSETS TO THE PURCHASER "AS IS" AND WITH ALL FAULTS. EXCEPT AS SPECIFICALLY SET FORTH HEREIN, ALL WARRANTIES, EXPRESS OR IMPLIED, ARE HEREBY DISCLAIMED AND EXCLUDED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.

                                   Article VI

             REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER

         In order to induce the Sellers to enter into and consummate this transaction, the Purchaser represents and warrants to the Sellers that:

         Section 6.01. Organization. HHCC is a limited liability company organized under the laws of the State of Tennessee; Senior Care is a non-profit corporation organized under the laws of the Commonwealth of Pennsylvania; Community Acquisition is a corporation organized under the laws of the state of Delaware; CAX is a limited liability company organized under the laws of the State of [ ]; and Utility, L.L.C. is a limited liability company organized under the laws of the State of [ ]. Purchaser has the power to own its properties and assets and to carry on its businesses as now conducted.

         Section 6.02. Enforceability. This Agreement has been duly and validly executed and delivered by Purchaser and, assuming due execution and delivery by the Sellers, is enforceable against Purchaser in accordance with its terms.

         Section 6.03. No Violation. The execution, delivery and performance of this Agreement by Purchaser and the consummation of the transactions contemplated hereunder will not, at the closing, violate, with or without the giving of notice or the lapse of time, or both, any provision of law applicable to Purchaser and will not conflict with, or result in the breach or termination of any provision of, or constitute a default under, any provision of any indenture, mortgage, deed or trust, pension or retirement plan, or other instrument or agreement, or any order, judgment or decree to which Purchaser is a party or by which Purchaser is bound.

         Section 6.04. Broker. Purchaser has not taken any action or dealt with any person in any manner, other than the Broker, which will result in any liability of Sellers for any brokerage fee commission or finder's fee with respect to this Agreement or the transactions contemplated hereby.

         Section 6.05. Absence of Litigation. Purchaser is not a party to any action, suit, proceeding or to its knowledge, any investigation presently pending, nor to its knowledge, are any claims threatened which are related to or might adversely affect the transactions contemplated by this Agreement.

         Section 6.06. Unsolicited Offer. Purchaser acknowledges that its offer to purchase the Assets embodied in this Agreement was not solicited by Sellers.

         Section 6.07. Survival of Representations and Warranties. The representations and warranties made by the Purchaser herein shall survive the closing of this Agreement and the delivery of the deed to the Premises for two years.

                                  Article VII

                      CONDITIONS TO PURCHASER'S OBLIGATIONS

         The obligation of the Purchaser to close this transaction is subject to the following conditions and in the event any of the following conditions are not met, the Purchaser shall have the right, at its election, to terminate this Agreement.

         Section 7.01. Performance by the Sellers. The Sellers shall have complied with all of the terms, covenants and conditions of this Agreement to be complied with or performed by the Sellers at or before the Closing Date.

         Section 7.02. Production of Records. If requested in writing by Purchaser, the Sellers shall make available to Purchaser within 10 days after the date on which Purchaser executes this Agreement the following documents:

                  (a) Plans and specifications for improvements on the Premises which Sellers may have in their possession;

                  (b) Any MAI appraisals or surveys Sellers may have in their possession for the Premises (or which are in the possession of any of Sellers' agents, representatives, or affiliates);

                  (c) Any zoning, platting, or building permits placing special restrictions on the use of the Premises or future development of the Premises;

                  (d) Personnel records, environmental reports, insurance policies, contracts, leases and agreements described in Exhibit 1.01(d), the licenses and permits described in Exhibit 5.22 and the litigation listed in Exhibit 5.23; and

                  (e) Copy of Prospectus certified by Sellers as filed with the Florida Division of Mobile Homes and currently being used by Sellers.

         Section 7.03. Representations and Warranties True at Closing. The representations and warranties of the Sellers contained in this Agreement or in any exhibit to this Agreement, or in any other certificate or document delivered by Sellers pursuant to the provisions hereof or in connection with the transactions contemplated hereby, shall be true on and as of the Closing Date in all material respects as to those such representations and warranties as were made on and as of such date.

         Section 7.04. No Material Changes. On the Closing Date there shall have been no material adverse changes in the operation or condition of the Premises since the date of the execution of this Agreement. A ten percent decrease in the occupancy of the ACLF, Nursing Home or Mobile Home Park from the date of this Agreement to the Closing Date shall be a Material Adverse Change.

         Section 7.05. Delivery of Documents. The Sellers shall have delivered to Purchaser on the Closing Date all documents required to be delivered to Purchaser by this Agreement.

         Section 7.06. Opinion of Counsel. Purchaser shall have received the favorable opinion of counsel to Sellers addressed to Purchaser dated the Closing Date to the effect that: (a) Sellers have all right, power and authority to enter into this Agreement and to sell the Assets as provided for herein, and this Agreement, and any instrument or document executed in connection herewith, has been duly executed and delivered by Sellers; (b) this Agreement, and all instruments and documents executed in connection herewith, constitute valid and binding obligations of Sellers, enforceable against Sellers in accordance with their respective terms, except to the extent, if any, that enforcement may be limited by bankruptcy and other laws effecting creditors' rights generally and except that such counsel need not express any opinion on the availability of equitable remedies; (c) the respective Sellers are corporations, limited liability companies or partnerships duly organized, validly existing and in good standing under the laws of the State of Florida and have full power and authority to own the properties and to engage in the business and activities now conducted by it; (d) except as disclosed on Exhibits 5.15 and 5.23 hereto, to the best of such counsel's knowledge after inquiry, there are no material actions, suits, claims, proceedings, investigations or litigation pending or any facts known to such counsel which would give rise to any action, suit, claim, proceeding, investigation, or litigation; and (e) to the best of such counsel's knowledge, the Sellers are not in default with respect to any order, writ, injunction, written request or decree of any court of federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality. Seller's counsel shall be entitled to rely on the opinion of other attorneys representing the Sellers on matters which an opinion is requested.

         If any of the conditions set forth in this Section 7.06 have not been satisfied, Purchaser may nevertheless elect to proceed with the consummation of the transactions contemplated hereby. Any such election to proceed shall be evidenced by a certificate signed on behalf of Purchaser by an officer of Purchaser.

                                  Article VIII

                       CONDITIONS TO SELLERS' OBLIGATIONS

         The obligations of the Sellers to close this transaction are subject to the following conditions and in the event any of the following conditions are not met, Sellers shall have the right, at their election, to terminate this Agreement.

         Section 8.01. Representations and Warranties True at Closing. The representations and warranties of the Purchaser contained in this Agreement or in any certificate or document signed by Purchaser pursuant to the provisions hereof, or in connection with the transaction contemplated hereby, shall be true on and as of the Closing Date in all material respects as though such representations and warranties were made at and as of such date.

         Section 8.02. Compliance with the Agreement. The Purchaser shall have performed and compiled with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the closing.

         Section 8.03. Government Approvals. Purchaser and its assignee, shall have obtained from the appropriate governmental agencies all approvals, permits and licenses necessary to transfer and operate the Premises as a Mobile Home Park, Nursing Home and ACLF in the State of Florida, which approvals shall not place any restrictions, impositions, or conditions on the subsequent operations which would materially affect the operations of the Premises. This shall include, but not be limited to, the issuance of the necessary licenses to operate the Premises at the designated bed capacity and confirmation that there are no Life Safety Code violations, as well as certification for participation in the Medicare and Medicaid programs.

                                   Article IX

                                     CLOSING

         Section 9.01. Closing Date. The closing shall take place at the offices of Shackleford, Farrior, Stallings & Evans, P.A., 501 East Kennedy Blvd., Suite 1400, Tampa, Florida 33602 (or such other place as Sellers and Purchaser may agree), subject to all necessary state and federal approvals and the approval of Sellers' lender, and shall occur as follows: (a) the closing of the purchase of the Mobile Home Park (including the Sewer Plant) by CADC from Sellers shall occur on or before March 31, 1999 (the "Park Closing Date") and (b) the closing of the purchase of the Commercial Parcels by FALP for the purchase price of ONE HUNDRED DOLLARS ($100.00) and other good and valuable consideration from Sellers and the closing of the purchase of the ACLF and the Nursing Home by Senior Care from Sellers shall occur on the same date and shall occur no later than June 30, 1999 (the "ACLF/NH Closing Date"). If such date falls on a weekend or holiday, the closing shall take place on the following business day. The parties hereby acknowledge that Sellers' obligation to close separately the purchase of (a) the Mobile Home Park (including the Sewer Plant) and (b) the Commercial Parcels, ACLF and Nursing Home is conditioned upon Sellers receiving approval from their lender for the separate sale of (a) the Mobile Home (including the Sewer Plant) and (b) the Commercial Parcels, the ACLF and the Nursing Home. In the event that such approval from Sellers' lender has not been obtained on or before March 12, 1999, the Park Closing Date shall occur on the same date as the ACLF/NH Closing Date and shall be extended until June 30, 1999, and the date for the completion of the update due diligence inspection and the completion of the audit of the books and records shall be extended to a date which is fourteen (14) days prior to the ACLF/NH Closing. The parties hereby agree that any references to "Closing Date" in this Agreement shall mean the Park Closing Date and the ACLF/NH Closing Date.

         Section 9.02. Delivery of Documents by Sellers. On the Closing Date, Sellers shall deliver to the Purchaser the following properly executed documents in addition to all other documents required to be delivered by Sellers as provided for elsewhere in the Agreement:

                  (a) Special warranty deeds conveying fee simple marketable title to the Premises to Purchaser, or its assigns, duly witnessed and attested for recording in the State of Florida, free and clear of all liens, restrictions and encumbrances other than Permitted Exceptions;

                  (b) An Assignment and Assumption Agreement with respect to the Assumed Contracts;

                  (c) A general warranty bill of sale for all Personalty described in Exhibit 1.02(c) attached hereto, including duly endorsed certificates of title with respect to any motor vehicles to be conveyed;

                  (d) An updated commitment for title insurance;

                  (e) Sellers' no-lien affidavit;

                  (f) Sellers' "FIRPTA" Affidavit in accordance with ss.1445 of the Internal Revenue Code of 1986, as amended;

                  (g) Assignment of the trade names Lakeshore Villas, The Inn at Lakeshore Villas, and Lakeshore Village Healthcare, Ltd. under which the Sellers have been operating the businesses located on the Premises;

                  (h) An assignment of any unexpired warranties, guarantees and indemnities in effect with respect to the Assets;

                  (i) Certified resolutions of all of Sellers' shareholders, directors, and, as applicable, partners approving and authorizing the transaction embodied herein.

                  (j) Sellers' closing statement and such other documents or affidavits as may be required to obtain the title insurance policy free and clear of all liens, restrictions and encumbrances other than Permitted Exceptions.

                  (k) A true and correct copy of the Notice of Rental Increase for 1999 which was provided by Sellers to the residents of the Mobile Home Park on the Park Closing Date is attached to the Sixth Amendment to Purchase Agreement as Exhibit A.

                  (l) A true and correct copy of the rent roll for the Mobile Home Park as of January 1, 1998 and as of January 1, 1999 is attached to the Sixth Amendment to Purchase Agreement as Exhibit B.

         Section 9.03. Delivery of Documents by Purchaser. On the Closing Date, the Purchaser shall deliver to Sellers the following properly executed documents in addition to all other documents required to be delivered by Purchaser under this Agreement:

                  (a) The sum of THIRTY-FOUR MILLION TWO HUNDRED AND FIFTY THOUSAND DOLLARS ($34,250,000), including the Deposit, by certified check or Federal wire transfer to Sellers' bank (subject to adjustment).

                  (b) Consulting Agreements between Senior Care and Roland A. Goehring and David Goehring under which Roland A. Goehring and David Goehring shall serve as consultants to the manager of the ACLF and the Nursing Home which shall be selected by Senior Care and each shall be paid consulting fees of $500 per month for 24 months following the Closing Date. The form and content of the Consulting Agreement shall be reasonably acceptable to Senior Care, Roland A. Goehring and David Goehring.

         Section 9.04. Prorations. Rents, fees, ad valorem taxes, utilities, insurance and other obligations and charges shall be prorated (on a calendar year basis) between the Purchaser and Sellers as of the close of business on the day prior to the Closing Date. Unless otherwise agreed in writing prior to closing, the Sellers will be entitled to receive all deposits posted with utilities, contract deposits and similar prepaid items.

         Section 9.05. Expenses and Costs of Premises. All expenses and costs of the Premises will be paid by Sellers through the close of business on the day prior to the Closing Date, including, but not limited to, employee wages and benefits and any amounts due to Medicare/Medicaid intermediaries. None of these obligations will be assumed by Purchaser. The operation of the Premises by the Sellers and the income and expenses attributable thereto up to the close of business of the day preceding the Closing Date shall be for the account of Sellers, and thereafter for the account of Purchaser.

         Section 9.06. Brokers' Fees and Finders' Fees. Sellers shall be solely responsible and liable for payment of any fee, commission, or other compensation which may be due to a broker or finder engaged by Sellers to sell the Premises. Sellers shall indemnify and hold Purchaser harmless against and from any such claim and all costs, expenses, and liabilities incurred in connection with such claim, or any action or proceeding brought thereon (including, but without limitation, attorney and witness fees, and court costs in defending against such claim). Purchaser represents and warrants to Sellers that Purchaser has not employed or dealt with any broker or finder in connection with this transaction to whom Purchaser has agreed to pay a fee, and, if any person shall assert a claim to a fee, commission, or other compensation on account of alleged employment by Purchaser of a broker or finder or for performance of services to Purchaser by a broker or finder in connection with this transaction, Purchaser shall indemnify and hold Sellers harmless against and from any such claim and costs, expenses and liabilities incurred in connection with such claim.

         Section 9.07. Accounts Receivable/Payable; Accounting, Services. Sellers shall retain all accounts receivable generated from Sellers' business operations accrued through the close of business on the day preceding the Closing Date and shall remain responsible for all accounts payable arising out of the operation of Sellers' business operations through the close of business on the day preceding the Closing Date. For a period of one hundred eighty (180) days after the Closing Date, Purchaser's accounting department shall continue to collect Sellers' accounts receivable on Sellers' behalf and to pay Sellers' payables as instructed by Sellers. Such services shall be provided without cost to Sellers, except any fees or out of pocket expenses paid or incurred by third parties at Sellers' direction to collect any accounts receivable shall be Sellers' responsibility. Accounts collected shall be credited first to accounts owed to Sellers and thereafter to amounts owed to Purchaser other than designated funds from Medicare or Medicaid which receipts shall be applied as designated on the checks received.

         Section 9.08. Security Deposits and Patient Assets. All security deposits, patient property and patient funds held by the Sellers shall be turned over to the Purchaser at the closing, and Purchaser shall execute a receipt therefor. Purchaser shall thereafter be responsible for seeing that such funds and property are properly managed and held in escrow, and shall hold the Sellers harmless from any and all liability in connection with any loss of any deposits, property or funds as long as the same were delivered to Purchaser and are specified on the receipt given therefor.

         Section 9.09. Commission Due Broker. At the Park Closing, Sellers shall pay to Hallmark Realty, Inc. (the "Broker") a commission equal to two percent (2%) of the purchase price paid to Sellers in connection with the purchase of the Mobile Home Park (including the Sewer Plant). At the ACLF/NH Closing, Seller shall pay to the Broker a commission equal to two percent (2%) of the purchase price paid to Sellers in connection with the purchase of the ACLF and the Nursing Home.

         Section 9.10. Taxes. Sellers shall pay all taxes and documentary stamps required by the State of Florida relating to the recording of the deeds to the Premises. With respect to the sale of the Personalty, Purchaser will obtain a Florida Department of Revenue Sales Tax Dealer Registration prior to the Closing Date. Purchaser shall be responsible for all sales or transfer taxes and fees due on the sale of any Personalty to Purchaser to the extent the sale is not exempt.

         Section 9.11. Employees. Subsequent to the execution of this Agreement, and subject to the reasonable objection of either party, Sellers shall determine the timing and manner of advising employees at the Premises of this Agreement. Sellers shall remain liable for and pay as they come due, all accrued vacation benefits, accrued sick pay benefits, and accrued workers compensation premiums in regard to those employees of Sellers who are not hired by Purchaser. With respect to any of Sellers' employees who are hired by Purchaser, Purchaser shall receive a credit against the Purchase Price for all such benefits that are accrued and unpaid as of the close of business on the day prior to the Closing Date. Thereafter, any and all benefits accrued for paid time off or severance pay, and any and all distributions from pension or profit sharing plans or any deferred compensation payable to employees hired by Purchaser by reason of their employment prior to the Closing shall be the sole obligation of Purchaser. If any employee voluntarily terminates his employment prior to Closing Date, Sellers shall be responsible for the payment of any severance benefits due to said employee.

         Section 9.12. Retention of Employees. Purchaser will make good faith efforts to hire the current employees of the Sellers as of the Closing Date at then-current levels of seniority and salary. To the extent applicable, the Purchaser shall comply with the Worker Adjustment and Retraining Notification Act, 29 U.S.C. ss.2009, et. seq.

         Section 9.13. Possession. Sellers shall deliver possession of the Premises and the other Assets being sold to Purchaser at the closing.

         Section 9.14. Personnel Records. In regard to any employees currently employed by Sellers at the Premises who are hired by Purchaser following Closing, all personnel records for those employees shall be transferred to Purchaser at Closing. Purchaser shall maintain confidentiality of such records as required by law.

         Section  9.15.   Provider   Number.   Purchaser   shall  obtain  a  new
Medicare/Medicaid provider number, which number shall be used exclusively by Purchaser for billing purposes from and after the Closing Date.

         Section 9.16. Utility Services. On the Closing Date or as soon thereafter as practicable, the Sellers and the Purchaser will cooperate with each other to arrange to disconnect or obtain final readings with respect to all electricity, water, telephone, and other utilities serving the Premises that are in the Sellers' name, and to have such services reconnected in or otherwise transferred to the Purchaser's name immediately thereafter.

         Section 9.17. Procedure Relating to Motor Vehicles. At the Closing, the Purchaser and the Sellers shall execute an affidavit prepared by the Sellers for use in transferring the certificates of title to the titled motor vehicles (and trailers) included in the Assets. The affidavit shall identify each such motor vehicle by year, make, model and vehicle identification number and shall set forth the current odometer readings and the purchase price that the parties have mutually agreed to allocate to each such motor vehicle. The sum allocated to each motor vehicle shall not be less than 80% of the average loan value as reported in the current NADA Used Car Guide (or another nationally recognized pricing guide with respect to vehicles not listed in the NADA Used Car Guide). Immediately following the closing, the Purchaser shall present the affidavit, together with the original certificates of title, HSW Forms 8204 (Application for Certificate of Title and/or Vehicle Registration) and proof of insurance (i.e., an insurance certificate or binder) to the Florida Department of Motor Vehicles to secure new certificates of title and registrations/license tags in the Purchaser's name. All costs of transfers of motor vehicles up to $10,000 shall be paid by Purchaser. Any additional costs shall be paid by Sellers.

         Section 9.18. Other Actions and Instruments. The Purchaser and the Sellers shall take such other actions and shall execute and deliver such other instruments, documents and certificates at the Closing as are required by the terms of this Agreement or as may be reasonably requested by the Purchaser or the Sellers in connection with the closing of the transactions contemplated by this Agreement.

         Section 9.19. Letter of Credit.

                  (a) At the Park Closing, Sellers shall deliver to CADC, or its assignee, an irrevocable standby letter of credit issued by a state or national banking institution insured by the Federal Deposit Insurance Corporation (the "Bank") in the face amount of ONE HUNDRED AND FIFTY THOUSAND DOLLARS ($150,000) (the "L/C") which entitles CADC, or its assignee, to draw on such instrument in the event Operating Costs (as defined below) incurred by CADC, or its assignee, for the operation of the Sewer Plant for any year during a three year period commencing on the first day of the first full month following the Park Closing Date exceeds the less of (i) ONE HUNDRED THOUSAND DOLLARS ($100,000) or (ii) the amount of the Operating Costs incurred by Sellers for the operation of the Sewer Plant for the twelve month period ending September 30, 1998 (the "Guaranteed Maximum Annual Costs"). Upon the occurrence of any such event (a "Drawing Event"), CADC, or its assignee, shall have the right, in its sole and absolute discretion, to draw on the L/C to fund the amount by which the Operating Costs exceeds the Guaranteed Maximum Annual Costs by delivering to the Bank a certificate signed by an officer of CADC, or its assignee, stating the amount by which the Operating Costs exceeded the Guaranteed Maximum Annual Costs and appending thereto a detailed breakdown of Operating Costs for the period in question. CADC, or its assignee shall deliver a copy of such certificate and breakdown of Operating Costs to Sellers; provided however, in no event shall any Drawing Event require the consent of Sellers.

                  (b) The L/C shall have a term of not less than one year and shall be maintained in force by renewal or replacement for a term of three years. In the event Sellers fail to deliver a renewal or replacement L/C to CADC, or its assignee, within ten business days prior to the expiration of any L/C during the three year period following the Closing Date, CADC, or its assignee, shall have the right to draw on the L/C at any time within five business days prior to the scheduled expiration of the L/C and have the Bank place the proceeds thereof in escrow in accordance with the procedures set forth in
         Section 3.2 of the L/C Procedures Agreement attached to the Purchase Agreement as Exhibit 12.06(a).

                  (c) After any L/C draw has occurred, Sellers may elect to contest CADC's, or its assignee's, right to retain the monies received from the draw through an arbitration proceeding in accordance with the procedures set forth in Section 12.05(a) of this Agreement; provided that nothing contained herein shall entitle the Sellers to request the Bank not to honor CADC's, or its assignee's, draw request.

                  (d) With the exception of draws on the L/C as provided in (a) above, Sellers shall have no liability with respect to Operating Costs for the Sewer Plant after the Park Closing.

                  (e) As used in this Section 9.19, the term "Operating Costs" shall mean the aggregate of all direct costs of operating and maintaining the Sewer Plant, determined in accordance with generally accepted accounting principles and "Sewer Plant" shall mean the sewage treatment plant located on the Premises of the size and configuration existing on the Closing Date.

         Section 9.20. Miscellaneous Real Estate Matters. On the Park Closing Date, Sellers and CADC hereby agree to enter into the agreements described in subsections (a), (b) and (c) below subject to the reasonable approval of Senior Care, Sellers hereby agree to assign all of its right, title and interest in and to such agreements described in subsections (a), (b) and (c) below to Senior Care on the ACLF/NH Closing Date and CADC and the Utility LLC hereby expressly consents to the assignment of such agreements described in subsections (a), (b) and (c) below by Sellers to HHCC or Senior Care as the purchaser of the ACLF and the Nursing Home:

                  (a) Ground Lease. CADC hereby agrees to ground lease to Sellers lots 269, 270, 271, 272, 273, 274 and 275 and a small portion of property located east and south of the drainage area north of such lots, which are located within the Mobile Home Park as legally described in Exhibit 9.20(a) which shall be attached hereto (the "Ground Lease Property") pursuant to a ground lease agreement, mutually agreeable to Senior Care, CADC and Sellers, which shall be executed by the parties on the Park Closing Date (the "Ground Lease"). CADC and Sellers acknowledge and agree that the Ground Lease shall be for a term of fifty (50) years at a fixed rental rate of THIRTY-SEVEN THOUSAND SIX HUNDRED THIRTY EIGHT AND NO/100 DOLLARS ($37,638) per annum for the first five (5) years of the Ground Lease. Any rentals received by CADC from tenants who reside on the Ground Lease Property shall be applied to reduce the amount of rentals due and payable by Sellers. CADC shall obtain the prior written consent of Sellers prior to entering into lease(s) for the use of any mobile homes located on the Ground Lease Property. Sellers shall have the option of terminating the Ground Lease on the fifth anniversary of the Ground Lease provided that Sellers provide CADC with at least thirty (30) days written notice of the election to terminate the Ground Lease and the Ground Lease Property is restored to its original condition. Thereafter, beginning on January 1, 2004, the rental rate shall be increased annually by the greater of (i) four percent (4%) per annum, or (ii) the corresponding increase in the Consumer Price Index for the preceding year. CADC and Sellers hereby acknowledge and agree that each party shall negotiate in good faith the remaining terms of the Ground Lease. At the ACLF/NH Closing, HHCC or Senior Care hereby agrees to reimburse Sellers for any rental payments made by Sellers under the Ground Lease during the time period between the Park Closing and the ACLF/NH Closing. The Ground Lease shall be assignable to any Purchaser of the ACLF and Nursing Home.

                  (b) Utility LLC. CADC hereby agrees to form a limited liability company, the Utility LLC, with Sellers, whereby CADC shall own ninety-nine percent (99%) of the member interests and Sellers shall own one percent (1%) of the member interests. The member's initial capital contributions to the Utility LLC shall be $100.00 for Sellers and $9,900.00 for CADC. The purpose of the Utility LLC shall be to own, operate, maintain and manage the Sewer Plant located on the Premises. CADC and Sellers agree to enter into a Sewer Treatment Agreement with the Utility LLC, mutually agreeable to Senior Care, CADC and Seller, substantially in the form of Exhibit 9.20(b) (to be attached within ten
         (10) days of the execution date of the Sixth Amendment to Purchase Agreement) at the Park Closing, describing each member's access to the services to be described in such agreement. Sellers agree that its portion of the utility services shall be based upon a formula as more particularly described in the Sewer Treatment Agreement which shall be calculated in part based upon the historic usage of the sewer treatment facilities, the fees paid by the ACLF, the Nursing Home and the Mobile Home Park for the utility services and upon the gallons utilized by the ACLF and the Nursing Home. The owner of the one percent (1%) interest in the Utility LLC shall have the right during normal business hours upon advance notice to review the books and records of the Utility LLC to verify the accuracy of the amounts charged for the utility services by the Utility LLC. CADC and Sellers hereby agree that each member of the Utility LLC, shall grant the Utility LLC all easements which are necessary for the operation of the Sewer Plant by the Utility LLC and which are located on the portion of the Premises owned by each party or its affiliates. In addition, Sellers agree to convey to the Utility LLC ownership of all utility lines located on the Premises.

                  (c) Cross Easement Agreement. CADC and Sellers hereby agree to negotiate in good faith to enter into a cross easement agreement, mutually agreeable to Senior Care, effective as of the Park Closing Date whereby each party shall grant to the other party certain easements of ingress and egress and other easements necessary for the full enjoyment of the portion of the Premises, including drainage and utilities, owned by each party and/or its affiliates as mutually agreed to by the CADC and Sellers and mutually agreeable to Senior Care.

         Section 9.21. Remedial Work.

                  (a) Mobile Home Park. Pursuant to the Executive Summary report prepared by EA Group, Inc. ("EA Group") based upon a July 1998 property inspection, EA Group identified certain initial capital expenditures (collectively, "ICEs") which are required to be made in connection with the Mobile Home Park. These items are outlined in detail in the "Immediate Needs Table" contained in the report prepared by EA Group which is attached hereto and incorporated herein as Exhibit 9.21(a). All the ICEs shall be repaired, corrected or incurred on or before the Park Closing Date as provided below:

                           (i) Sellers'  Obligation.  Sellers  shall at its sole
                  cost and expense either (i) repair and/or correct all of the ICEs on or before the Park Closing Date and/or (ii) enter into an escrow agreement with CADC on the Park Closing Date whereby Sellers agree to escrow an amount equal to 125% of the costs estimated by CADC and Sellers to repair and/or correct the ICEs which are not repaired and/or corrected by Sellers prior to the Park Closing Date.

                           (ii) HHCC's or Senior Care's Option. In the event that Sellers fail to correct and/or repair the ICEs or refuse to escrow sufficient funds to repair or correct the ICEs as provided in Section 9.21(a)(i) above, HHCC or Senior Care shall have the option either of (A) repairing and/or correcting the ICEs on or before the Park Closing Date on behalf of Sellers and/or (B) entering into an escrow agreement with CADC on the Park Closing Date whereby HHCC or Senior Care agrees to escrow an amount equal to 125% of the costs estimated by CADC and HHCC or Senior Care to repair and/or correct the ICEs which are not repaired and/or corrected by Sellers and/or HHCC or Senior Care prior to the Park Closing Date. Notwithstanding the foregoing, Sellers shall reimburse and promptly indemnify HHCC or Senior Care for and in respect of, and shall pay any and all costs and expenses, including attorneys' fees, incurred by HHCC or Senior Care arising in connection with the exercise by HHCC or Senior Care of its option(s) pursuant to this Section 9.21(a)(ii).

                           (iii) CADC's  Remedy.  In the event that Sellers fail
                  or refuse to fulfill their obligations as set forth in Section 9.21(a)(i) above and HHCC or Senior Care does not exercise the option(s) to cure on behalf of Sellers as set forth in Section 9.21(a)(ii) above, CADC may terminate its obligations under this Agreement (and under the Agreement to Assign, as amended, entered into by and between HHCC and Community Acquisition). In the event of such termination by CADC, HHCC agrees to reimburse immediately to CADC the deposit of ONE HUNDRED THOUSAND DOLLARS ($100,000) previously advanced by CADC pursuant to the Agreement to Assign, as amended, and immediately reimburse CADC for one hundred percent (100%) of the third party out-of-pocket costs advanced by CADC in connection with the ACLF and/or the Nursing Home.

                  (b) Sewer Plant. Sellers hereby agree to repair, replace and/or correct all items contained in the report prepared by H2O (the "H2O Report") which is attached hereto and incorporated herein as
         Exhibit 9.21(b) at the Sewer Plant, to implement the recommendations of H20 set forth in the H2O Report and to otherwise bring the Sewer Plant into full compliance with the Department of Environmental Protection ("DEP"), Environmental Protection Commission of Hillsborough County ("EPC") and the final consent order to be entered into by Lakeshore Villas, Inc. and the EPC (the "Consent Order"), a draft of which is attached to the H2O Report (collectively referred to herein as the "Repairs and Compliance"). Prior to the Park Closing Date, Sellers shall furnish to CADC reasonable evidence that the Repairs and Compliance to the Sewer Plant have been completed. In the event that Sellers have not completed all of the Repairs and Compliance prior to the Park Closing, Sellers and CADC hereby agree to enter into an escrow agreement on the Park Closing Date whereby Sellers agree to escrow an amount equal to 125% of the costs estimated by H2O to complete such Repairs and Compliance. In the event that such amounts held in escrow are not sufficient to complete all of the Repairs and Compliance, the owner of the one percent (1%) interest in the Utility LLC (i.e., Sellers, HHCC or Senior Care ) shall be assessed the amount which represents the difference between the amounts held in escrow for the capital repairs to the Sewer Plant and the actual costs of the Repairs and Compliance which shall be completed by either H2O or a contractor under the supervision of H2O. Notwithstanding the foregoing, Sellers shall reimburse and promptly indemnify HHCC or Senior Care as the owner of the ACLF and Nursing Home for and in respect of, and shall pay any and all costs and expenses, including attorneys' fees, incurred by HHCC or Senior Care arising in connection with the assessment by the Utility LLC upon HHCC or Senior Care for the costs of completion of the Repairs and Compliance to the Sewer Plant.

                                   Article X

                                  RISK OF LOSS

         Section 10.01. Risk of Loss. The risk of loss or damage to the Premises until the Closing Date shall be borne by Sellers. If the improvements on the Premises are damaged by fire or other casualty before the Closing Date and can be restored to substantially the same condition as existed on the date of this Agreement within a period of 60 days thereafter and at a cost not to exceed One Hundred Thousand Dollars ($100,000.00), Sellers shall promptly commence with the restoration of the improvements. The Closing Date shall be extended for a period not to exceed 60 days to permit Sellers time to restore such improvements. If after a fire or other casualty any of the following shall happen:

                  (a) It is not possible for the Sellers to restore within 60 days the damaged improvements to the same condition as existed at the date of this Agreement; or

                  (b) The  cost  of  restoring  the  improvements  exceeds  Five
         Hundred Thousand Dollars ($500,000.00), either the Purchaser or the Sellers may elect to cancel this Agreement upon 10 days written notice to the other, and the parties shall be released of any and all obligations and liability hereunder. If neither party so elects, the Sellers shall restore the improvements to the same condition which existed at the date of this Agreement. Upon the completion of such restoration, the parties shall proceed to close this transaction. The determination of the adjuster employed by the insurance company insuring the Premises shall be conclusive and binding on all parties as to the cost of restoration or time required to restore the improvements in the event there should be a dispute about such matters.

                                   Article XI

                                     DEFAULT

         Section 11.01. Default by Sellers. If Sellers fail to perform any of their obligations hereunder, Purchaser shall have the right to receive the return of the Deposit and either: (a) declare this Agreement terminated, or (b) sue for damages, specific performance, or both.

         Section 11.02. Default by Purchaser. If Purchaser falls to tender the Purchase Price and close hereunder if required to do so by this Agreement, Sellers shall have the right to receive the Deposit as liquidated damages for the failure of Purchaser to perform under this Agreement. The parties acknowledge the difficulty of ascertaining actual damages; no other damages or remedies shall be available to Sellers for Purchaser's failure to close.

                                  Article XII

                         INDEMNIFICATION AND ARBITRATION

         Section 12.01. By Purchaser. The Purchaser shall defend and promptly indemnify the Sellers and save and hold them harmless from, against, for and in respect of, and shall pay any and all damages, losses, obligations, liabilities, claims, encumbrances, deficiencies, costs and expenses, including, without limitation, reasonable attorneys' fees and other costs and expenses incident to any suit, action, investigation, claim or proceeding (all hereinafter collectively referred to as "Losses") suffered, sustained, incurred or required to be paid by the Sellers by reason of any breach or failure of observance or performance of any representation, warranty, covenant, agreement or commitment made by the Purchaser hereunder or relating thereto or as a result of any such representation, warranty, covenant, agreement or commitment being untrue or incorrect in any materials respect.

         Section 12.02. By Sellers. The Sellers shall defend and promptly indemnify the Purchaser and save and hold it harmless from, against, for and in respect of, and shall pay any and all damages, losses, obligations, liabilities, claims, encumbrances, deficiencies, costs and expenses, including without limitation, reasonable attorneys' fees and other costs and expenses incident to any suit, action, investigation, claim or proceeding (all hereinafter collectively referred to as "Losses") suffered, sustained, incurred or required to be paid by the Purchaser by reason of any breach or failure of observation or performance of any representation, warranty, covenant, agreement or commitment made by the Sellers hereunder or as a result of any such representation, warranty, covenant, agreement or commitment being untrue or incorrect in any material respect.

         Section 12.03. Claim for Indemnification. For purposes of this Article XII, the party entitled to indemnification shall be known as the "Injured Party" and the party required to indemnify shall be known as the "Other Party." In the event that the Other Party shall be obligated to the Injured Party pursuant to this Article XII, or in the event that a suit, action, investigation, claim or proceeding is begun, made or instituted as a result of which the Other Party may become obligated to the Injured Party hereunder, the Injured Party shall give prompt written notice to the Other Party of the occurrence of such event. The Other Party agrees to defend, contest or otherwise protect against any such suit, action, investigation, claim or proceeding at the Other Party's own cost and expense. The Injured Party shall have the right, but not the obligation, to participate at its own expense in the defense thereof by counsel of its own choice. In the event that the Other Party fails to timely defend, contest or otherwise protect against any such suit, action, investigation, claim or proceeding, the Injured Party shall have the right to defend, contest or otherwise protect against the same and may make any compromise or settlement thereof and recover the entire cost thereof from the Other Party, including, without limitation, reasonable attorneys' fees, disbursements and all amounts paid as a result of such suit, action, investigation, claim or proceeding or compromise or settlement thereof.

         Section  12.04.   Successors  and  Assigns.   All  of  the  rights  and
obligations of the Sellers and the Purchaser pursuant to Article 12 shall survive any sale, assignment or other transfer by the Purchaser to or interest in any of the Shares or any part thereof and shall apply to and bind each and every successor and assign of the Purchaser to any of the Shares.

         Section 12.05. Arbitration.

                  (a) The Purchaser and Sellers agree that the arbitration procedure set forth below shall be the sole and exclusive method for resolving and remedying claims for money damages arising out of the provisions of this Agreement (the "Disputes"). Nothing in this Section
         12.05 shall prohibit either the Purchaser or the Sellers from instituting litigation to enforce any Final Determination (as defined below). The parties hereby agree and acknowledge that, except as otherwise provided in this Section 12.05 or in the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time, the arbitration procedures and any Final Determination hereunder shall be governed by, and shall be enforced pursuant to applicable Florida law.

                  (b) In the event that either the Purchaser or the Sellers assert that there exists a Dispute, such party shall deliver a written notice to each other party involved therein specifying the nature of the asserted Dispute and requesting a meeting to attempt to resolve the same. If no such resolution is reached within ten (10) Business Days after such delivery of such notice, the party delivering such notice of dispute (the "Disputing Person") may, within forty-five (45) Business Days after delivery of such notice, commence arbitration hereunder by delivering to each other party involved therein a notice of arbitration (a "Notice of Arbitration"). Such Notice of Arbitration shall specify the matters as to which arbitration is sought, the nature of any Dispute, the claims of each party to the arbitration and shall specify the amount and nature of any damages, if any, sought to be recovered as a result of any alleged claim, and any other matters required by the Commercial Arbitration Rules of the American Arbitration Association in effect from time to time to be included therein, if any.

                  (c) The Purchaser and the Sellers each shall select one arbitrator expert in the subject matter of the Dispute (the arbitrators so selected shall be referred to herein as the Buyer's Arbitrator" and the "Sellers' Arbitrator," respectively). In the event that either party fails to select an arbitrator as set forth herein with twenty
         (20) calendar days from the delivery party fails of a Notice of Arbitration, then the matter shall be resolved by the arbitrator selected by the other party. The Sellers' Arbitrator and the Purchaser's Arbitrator shall select a third independent, neutral arbitrator expert in the subject mater of the dispute, and the three arbitrators so selected shall resolve the matter according to the procedures set forth in this Section 12.05. If the Sellers' Arbitrator and the Purchaser's Arbitrator are unable to agree on a third arbitrator within twenty (20) calendar days after their selection, the Sellers' Arbitrator and the Buyer's Arbitrator shall each prepare a list of three independent arbitrators. The Sellers' Arbitrator and the Purchaser's Arbitrator shall each have the opportunity to designate as objectionable and eliminate one arbitrator from the other arbitrator's list with seven calendar days after submission thereof, and the arbitrator shall then be selected by lot from the arbitrators remaining on the lists submitted by the Seller's Arbitrator and the Buyer's Arbitrator.

                  (d) The arbitrator(s) selected pursuant to Section 12.05(c) above will determine the allocation of the costs and expenses of arbitration based upon the percentage which the portion of the contested amount not awarded to each party bears to the amount actually contested by such party. For example, if the Purchaser submits a claim for $1,000 and if the Sellers contest only $500 of the amount claimed by the Purchaser, and if the arbitrator(s) ultimately resolves the dispute by awarding the Purchaser $300 of the $500 contested, then the costs and expenses of arbitration will be allocated sixty percent (60%) (that is, 300/500) to the Sellers and forty percent (40%) (that is, 200/500) to the Purchaser.

                  (e) The arbitration shall be conducted in Tampa, Florida under the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time, except as modified by the agreement of all of the parties to this Agreement. The arbitrator(s) shall so conduct the arbitration that a final result, determination, finding, judgment and/or award (the "Final Determination") is made or rendered as soon as practicable, but in no event later than ninety (90) Business Days after the delivery of the Notice of Arbitration not later than ten (10) calendar days following completion of the arbitration. The Final Determination must be agreed upon and signed by the sole arbitrator or by at least two of the three arbitrators (as the case may
         be). The Final Determination shall be final and binding on all parties and there shall be no appeal from or reexamination of the Final Determination, except for fraud, perjury, evident partiality or misconduct by an arbitrator prejudicing the rights of any party and to correct manifest clerical errors.

                  (f) The Purchaser and the Sellers may enforce any Final Determination in any state or federal court located in Tampa, Florida. For the purpose of any action or proceeding instituted with respect to any Final Determination, each party hereto hereby irrevocably submits to the jurisdiction of such courts, irrevocably consents to the service of process by registered mail or personal service and hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter have as to personal jurisdiction, the laying of the venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding brought in any court has been brought in an inconvenient form.

                  (g) Any  party  required  to make a payment  pursuant  to this
         Section 12.05 shall pay the party entitled to receive such payment within ten (10) calendar days of the delivery of the Final Determination to such responsible party. If any party shall fail to pay the amount of any damages, if any, assessed against it within such ten
         (10) calendar day period, the unpaid amount shall bear interest from the date of such delivery at the lesser of (i) the prime rate of interest published by the Board of Governors of the Federal Reserve System as the "Bank Prime Loan" rate, in effect from time to time (which rate shall be adjusted on the effective date of each change `in such prime rate) plus two percent (2%) and (ii) the maximum rate permitted by applicable usury laws. Interest on any such unpaid amount shall be compounded semi-annually, computed on the basis of a 360-day year consisting of twelve 30-day months and shall be payable on demand.

         In addition, such party shall promptly reimburse the other party for any and all costs and expenses of any nature or kind whatsoever (including but not limited to all attorney's fees) incurred in seeking to collect such damages or to enforce any Final Determination.

         Section  12.06.  Payment of Claims.  Subject to the  provisions of this
Article 12, the Injured Party shall be entitled to payment from the other party immediately upon receipt of a certified copy of a money judgment in favor of the Purchaser issued by a court of competent jurisdiction together with a certificate of an authorized officer of the Purchaser certifying that all applicable appeals periods have expired relating to a Purchaser's Loss as defined herein. The Sellers shall establish an escrow account for a period of two (2) years in the initial amount of $500,000 (which may be reduced to
$250,000 after the first anniversary of the Closing Date), or in the alternative, post a letter of credit in the amount of the escrow with an escrow agreement setting forth the procedures for releasing the funds on a final judgement by a final arbitrator. A copy of the L/C Procedures Agreement and Escrow Agreement are attached hereto as Exhibits 12.06(a) and 12.06(b).

         Section  12.07.   Survival  of  Representations  and  Warranties.   The
indemnification obligations set forth in this Article XII shall continue in effect for a period of two years from the Closing Date.

                                  Article XIII

                                     RECORDS

         Section 13.01. Records. For a period of three years after the Closing Date, the parties shall keep full and accurate records of the information required by this Agreement and each party shall maintain possession of those records which relate to their ownership of the Premises, and shall make those records and all others relating to this Agreement or required to be kept by this Agreement available for review by a representative of the other party during ordinary business hours, provided that the other party is given reasonable notice in advance, in writing, of the intended record review. Sellers shall have reasonable access to those records transferred to Purchaser for the purpose of inspecting and copying such portion or all of those such records which are or may be in any way related to any Medicare, Medicaid or tax audit or claim, litigation, the conduct of administrative proceedings and any other actions or claims relating to the Sellers' activities prior to the date of Closing. All records will be retained by Purchaser in accordance with good business practices, and no such records will be destroyed without affording the Sellers 30 days' prior written notice. Any party may, during such period, request that the records to be destroyed be turned over to it. The party making such request shall pay all reasonable costs in connection therewith. Nothing contained in this Section shall permit Sellers access to any records of the Purchaser with respect to Purchasers' activities after the Closing Date.

                                  Article XIV

                                  MISCELLANEOUS

         Section 14.01. Appraisals. The Purchaser may, at its option and cost, obtain an MAI appraisal of the Premises. Sellers agree to allow Purchaser or its representative access to the Premises for an appraisal. Obtaining an appraisal shall not be deemed to be a condition precedent to closing.

         Section 14.02. Confidentiality. The Purchaser will use any information or documents (the "Due Diligence Information") provided by Sellers solely for the purpose of the Purchaser's due diligence investigation of the Assets, and unless and until the parties consummate the acquisition of the Assets, the Purchaser, its affiliates, directors, officers, employees, advisors, and agents (the "Purchaser's Representatives") will keep the Due Diligence Information strictly confidential. The Purchaser will disclose the Due Diligence Information only to the Representatives of the Purchaser who need to know such information for the purpose of consummating the acquisition of the Assets. The Purchaser agrees to be responsible for any breach of this confidentiality by any of the Purchaser's Representatives. In the event the acquisition of the Assets is not consummated, the Purchaser will return or deliver to the Sellers any materials containing Due Diligence Information, together with any reports, surveys, appraisals or other documents relating to the Assets obtained by the Purchaser, or Purchaser shall certify in writing that all such materials or copies of such materials have been destroyed. The Purchaser also will not use any Due Diligence Information to compete with the Sellers in the event that the acquisition of the Assets is not consummated. The provisions of this Section 14.02 will survive the termination of this Agreement.

         Section 14.03. Notices. Any notice, request, instruction or other document which maybe delivered or given by a party hereunder, shall be deemed to be given by either party upon being delivered personally or three days after being mailed by certified mail, return receipt requested, postage prepaid and addressed as follows:

         To Sellers:         Lakeshore Villas, Inc.
                             Lakeshore Villa Health Care, Ltd.
                             The Inn at Lakeshore Villas, Ltd.
                             c/o Roland A. Goehring, President
                             16001 Lakeshore Villa Drive
                             Tampa, FL  33613

         With Copy to:       Shackleford, Farrior, Stallings & Evans, P.A.
                             14th Floor
                             501 E. Kennedy Boulevard
                             Tampa, FL  33602
                             Attention:  John I. Van Voris, Esq. and
                                         Peter J. Kelly, Esq.

         To HHCC:            Heights Healthcare Company, L.L.C.
                             Mr. David R. Vaughan, Managing Member
                             Suite 12
                             210 South Parsons Drive
                             Brandon, FL  33511

         To CADC: Community Acquisition and Development Corporation 2637 McCormick Drive
                             Suite B
                             Clearwater, FL 33759
                             Attn:  Joseph W. Gaynor

         With Copy to:       Annis, Mitchell, Cockey, Edwards and Roehn, P.A.
                             Suite 2100
                             201 N. Franklin Street
                             Tampa, FL 33602
                             Attn: Ms. Barbara Hardy

         Senior Care:        Senior Care Group, Inc.
                             6475 Holland Drive
                             Cumming, GA 30041
                             Attention:  Mr. Robert E. Surtees

         With Copy to:       Kutak Rock
                             Suite 2100
                             225 Peachtree Street, N.E.
                             Atlanta, GA  30303-1731
                             Attention: Robert E. Altenbach, Esq.

         To Broker:          Hallmark Realty Corp.
                             Mr. David Vaughan
                             Suite 12
                             210 South Parsons Drive
                             Brandon, FL  33511

         Section 14.04. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida, and this Agreement shall be deemed to have been entered into in Tampa, Florida.

         Section 14.05. Waiver. The terms, covenants, representations, warranties and conditions of this Agreement can be waived only by written instrument executed by the party waiving compliance. Failure of any party at any time or times prior to the closing to require performance of any provision hereof shall in no manner affect the right at a later time prior to the closing to enforce the same. No waiver by any party of any condition or other breach of any term, covenant, representation or warranty contained in this Agreement in any one or more instances shall be deemed to be or construed a waiver of any other conditions or of the breach of any other term, covenant or warranty contained in this Agreement.

         Section 14.06. Captions. The captions and subdivisions contained in this Agreement are for convenience and reference only and do not form a part of this Agreement and are not intended to restrict or expand the text to which they refer.

         Section 14.07. Entire Agreement. This Agreement and the documents and instruments contemplated hereby and thereby embody the entire agreement and understanding between the parties and there are no other agreements, representations, warranties and understandings, oral or written, between the parties with respect to the subject matter of this Agreement. No alteration, modification or change in this Agreement shall be valid unless in writing, executed by the parties.

         Section 14.08. Agreement Binding on Assign. This Agreement shall extend to and be binding upon the Sellers, their successors and assigns and upon Purchaser, its successors and assigns.

         Section  14.09.  Counterparts.  This  Agreement  may be executed in any
number  of  counterparts,   each  of  which  shall  be  an  original,  but  such
counterparts together shall constitute one and the same instrument.

         Section 14.10. Further Assurances. Purchaser and Sellers each agree that it will, at any time prior to, at or after the Closing Date, duly execute and deliver to the other any additional documents-and instruments which may reasonably be determined as necessary in connection with the consummation of the purchase and sale contemplated herein.

         Section 14.11. Exhibits. The Exhibits to this Agreement are:

            (a)   Exhibit 1.1(a):     Description of the Premises
            (b)   Exhibit 1.1(c):     Description of the Personalty
            (c)   Exhibit 1.1(d):     List of Assumed Contracts
            (d)   Exhibit 1.2:        Excluded Assets
            (e)   Exhibit 3.1:        Allocation of Purchase Price
            (f)   Exhibit 4.1:        Permitted Exceptions
            (g)   Exhibit 5.15:       Pending Investigations
            (h)   Exhibit 5.21:       List of Medicare/Medicaid Waivers
            (i)   Exhibit 5.23:       Pending Litigation
            (j)   Exhibit 5.26:       Medicare/Medicaid
            (k)   Exhibit 9.20(a)     Ground Lease Property
            (l)   Exhibit 9.20(b)     Sewer Treatment Agreement
            (m)   Exhibit 9.21(a):    List of Initial Capital Expenditures
            (n)   Exhibit 9.21(b)     H2O Report
            (o)   Exhibit 12.6(a)     L/C Procedures Agreement
            (p)   Exhibit 12.6(b)     Escrow Agreement
            (q)   Exhibit 14.28:      Chicago Titled Insurance Company's General
                                       Conditions of Escrow

         Section 14.12. Assignment. This Agreement may not be assigned by Purchaser without the prior written consent of Sellers, which consent shall not be unreasonably withheld. Purchaser and Sellers hereby acknowledge that HHCC has assigned or will assign its right to purchase the Mobile Home Park to CADC, its right to purchase the Sewer Plant to the Utility LLC, its right to purchase the Commercial Parcels to FALP and has assigned its right to purchase the ACLF and the Nursing Home to Senior Care. Notwithstanding the foregoing, the parties hereby acknowledge that in no event shall separate closings occur with respect to the purchase of the ACLF and the Nursing Home. In addition, Sellers and HHCC acknowledge that although HHCC has assigned or will assign its right to purchase the Mobile Home Park to CAX, the Sewer Plant to the Utility LLC, the Commercial Parcels to FALP and the ACLF and the Nursing Home to Senior Care, HHCC still remains obligated to purchase the Assets as set forth in the Purchase Agreement in the event that any of the assignees of HHCC are unable to consummate the transactions contemplated by such assignments.

         Section 14.13. Termination of Restated Purchase Agreement. Notwithstanding anything to the contrary set forth in this Agreement or any amendment to this Agreement by and between Sellers, HHCC, CADC and/or Senior Care, in the event that Hillsborough County has not authorized the issuance of industrial revenue bonds for a tax exempt bond offering by Senior Care to raise proceeds in an amount at least equal to TWENTY-SIX MILLION TWO HUNDRED AND FIFTY THOUSAND DOLLARS ($26,250,000) on or before __________, this Restated Purchase Agreement shall be considered null and void, and Sellers and Purchaser shall be bound by the terms and conditions set forth in the Purchase Agreement as amended by the First Amendment to Purchase Agreement, the Second Amendment to Purchase Agreement, the Third Amendment to Purchase Agreement, the Fourth Amendment to Purchase Agreement, the Fifth Amendment to Purchase Agreement and the Sixth Amendment as modified in accordance with this Section 18 of the Sixth Amendment.

         Section 14.14. Return of CADC Deposit and Third Party Expenses. HHCC and CADC hereby acknowledge that CADC previously advanced the sum of ONE HUNDRED THOUSAND DOLLARS ($100,000) pursuant to the Agreement to Assign, as amended, by and between HHCC and Community Acquisition which was used to pay Sellers the initial deposit of ONE HUNDRED THOUSAND DOLLARS ($100,000) pursuant to Section 3.02(a) of this Agreement. In addition, in the Agreement to Assign by and between HHCC and CAX, as amended, HHCC agreed to reimburse CADC for one hundred percent (100%) of the third party out-of-pocket costs advanced by CADC in connection with the ACLF and/or the Nursing Home. HHCC hereby agrees on the Park Closing Date to reimburse CADC the sum of SEVENTY-FIVE THOUSAND DOLLARS
($75,000) and to reimburse CADC for one hundred percent (100%) of the third party out-of-pocket costs advanced by CADC in connection with the ACLF and/or Nursing Home.

         Section 14.15. Time of Essence. Time is of the essence of this Agreement.

         Section 14.16. Non-Competition. On and after the closing of the sale of the Assets and for a period of three years thereafter, Sellers shall not own, operate, or be otherwise engaged in the performance, sale, or delivery of any medical nursing, or therapy services of a type normally offered by a licensed nursing care facility, within a 25 mile radius of the Premises, nor shall Sellers own, lease or operate a mobile home park or ACLF within the prescribed radius of the Premises. Notwithstanding the term of this Agreement, the provisions of this Section shall survive any termination or expiration of this
Agreement  and  shall  remain   enforceable   beyond  any  such  termination  or
expiration.

         Section 14.17. No Assumption of Liabilities. This Agreement is intended as and shall be deemed to be an agreement for the sale of assets and none of the provisions hereof shall be deemed to create any obligation or liability to any person or entity that is not a party to this Agreement, whether under a third-party beneficiary theory, laws relating to transferee liabilities, or otherwise. Purchaser shall not assume and shall not discharge or be liable for any debts, liabilities, or obligations of Sellers, whether known or unknown by the Sellers at or before the closing, except those obligations specifically assumed by Purchaser.

         Section 14.18. Material Adverse Changes. Purchaser's obligation to perform the terms of this Agreement are contingent upon there being no material adverse changes to the operation or financial condition of the business operations at the Premises prior to the scheduled closing date.

         Section 14.19. Effective Date. This Agreement shall be effective on the date it has been signed by both parties hereto.

         Section 14.20. Notices to Appropriate State Agencies. Both Sellers and Purchaser shall provide appropriate and timely prior notices to applicable state agencies of the intent to transfer ownership of the Assets in regard to licensure and Medicaid/Medicare Certification.

         Section 14.21. No Recordation of Agreement. Neither this Agreement nor any short form memorandum hereof shall be recorded among any public records.

         Section 14.22. Transactional Expenses. Except as otherwise expressly provided in this Agreement, the parties agree to bear their own fees and expenses incident to the negotiation, preparation, execution, delivery and performance hereof, including without limitation, the fees and expenses of their respective counsel, accountants and other experts.

         Section 14.23. Exclusive Jurisdiction. The parties agree that any legal action or proceeding with respect to or arising out of this Agreement may be brought only in the Hillsborough County, Florida Circuit Court or the United States District Court for the Middle District of Florida, Tampa Division. By execution of this Agreement, the parties hereby submit to the exclusive jurisdiction of such courts and agree to accept the process of such courts.

         Section 14.24. Waiver. The failure of any party to insist upon strict performance of any of the terms or conditions of this Agreement will not constitute a waiver of any of its rights hereunder.

         Section 14.25. Public Announcements. The Purchaser and the Sellers agree that neither will issue any press releases or make any public announcements with respect to the transactions contemplated hereby without the prior written approval of the other party. Notwithstanding the foregoing, each of the parties hereto may respond to inquiries relating to this Agreement and the transactions contemplated hereby by their respective employees and tenants without any notice to or further consent of the other parties.

         Section 14.26. Complete Agreement. The original Purchase Agreement and the Exhibits thereto dated April 20, 1998 as amended by the First through Sixth Amendments to Purchase Agreement and this restated Purchase Agreement contain the entire agreement between the parties hereto with respect to the transactions contemplated herein and, except as provided herein, supersede all previous oral and written and all contemporaneous oral negotiations, commitments, writings and understandings relating to the subject matter hereof.

         Section 14.27. Radon Disclosure. As required by Florida law, the Sellers make the following disclosure to Purchaser:

                  "RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit."

         Section 14.28. Gender; Number. Words of gender may be read as masculine, feminine, or neuter, as required by context. Words of number may be read as singular or plural, as required by context.

         Section 14.29. Headings. Headings used in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

         Section 14.30. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same instrument.

         Section 14.31. Escrow Agreement. The parties agree that the Escrow Agent shall have no liability hereunder other than damages attributable to its gross negligence or willful misconduct. In the event a dispute arises regarding the disposition of the Deposit, Escrow Agent shall have the right to file an interpleader action in the Hillsborough County, Florida Circuit Court or the United States District Court for the Middle District of Florida and, upon the tender of the Deposit with such court, Escrow Agent shall be relieved of all responsibilities hereunder. The Chicago Title General Conditions of Escrow attached hereto as Exhibit 14.29 are incorporated herein by reference.


                  [Remainder of page intentionally left blank]

                     [Signature page to Purchase Agreement]


         IN WITNESS WHEREOF, the parties have executed this Restated Purchase Agreement as of this 29th day of January, 1999 but effective as April 20, 1998.

                                         PURCHASER:

                                         HEIGHTS HEALTHCARE COMPANY, L.L.C.


                                         By  /s/David R. Vaughan
                                             -------------------------------
                                             David R. Vaughan
                                             Managing Member


                                         COMMUNITY ACQUISITION AND DEVELOPMENT
                                         CORPORATION, as assignee of Heights
                                         HealthCare Company, L.L.C.


                                         By  /s/Joseph W. Gaynor
                                            -------------------------------
                                             Joseph W. Gaynor
                                             President


                                         SENIOR CARE GROUP, INC., as assignee of
                                         Heights HealthCare Company, L.L.C.


                                         By  /s/Robert E. Surtees
                                            -------------------------------
                                             Robert E. Surtees
                                             President


                       [Signatures continued on next page]

                                         SELLERS

                                         LAKE SHORE VILLAS, INC.


                                         By  /s/Roland A. Goehring
                                            -------------------------------
                                             Roland A. Goehring
                                             President


                                         THE INN AT LAKESHORE VILLAS, LTD

                                         By  Lakeshore Villas, Inc.,
                                             its General Partner


                                         By  /s/Roland A. Goehring
                                            -------------------------------
                                             Roland A. Goehring
                                             President


                                         LAKESHORE VILLA HEALTH CARE, LTD

                                         By  Lakeshore Villas, Inc.,
                                             its General Partner


                                         By  /s/Roland A. Goehring
                                            -------------------------------
                                             Roland A. Goehring
                                             President